LOAN AGREEMENT

                                     Between

                            ZIONS FIRST NATIONAL BANK
                                     Lender

                                       and

                    SECURITY NATIONAL LIFE INSURANCE COMPANY
                                    Borrower

                          Effective Date: June 12, 2007



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23

                                 LOAN AGREEMENT

     This Loan Agreement is made and entered into by and between Zions First National Bank and Security National Life Insurance Company as of June 12, 2007 (the "Effective Date").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions

1.1      Definitions

     Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

     "Acknowledgment" means a written statement, substantially in the form attached hereto as Exhibit B, executed by the maker of an Underlying Note acknowledging that Borrower has collaterally assigned the Underlying Note as payable to the order of Lender and has further collaterally assigned to Lender all rights as beneficiary under the Underlying Deed of Trust securing the Underlying Note together with all right, title and interest of Borrower in and to all other documents, instruments and agreements executed and delivered by the maker of the Underlying Note. In the alternative, Borrower may insert into any Underlying Notes language wherein the Maker acknowledges that the Note is assignable, such as "borrower acknowledges that lender has the right to assign an interest in this note to another lender."

     "Banking Business Day" means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are authorized to close.

     "Borrower" means Security National Life Insurance Company, including each of its successors, and, if permitted, assigns.

     "Borrowing Base" means the aggregate of the following:

     (a) for Eligible Notes that are Underlying Notes encumbered by Underlying Property that is Commercial Property, the lesser of seventy-five percent (75%) of the face amount of such Eligible Notes or sixty percent (60%) of the appraised value of the Underlying Property.

     (b) for Eligible Notes that are Underlying Notes encumbered by Underlying Property that is Residential Property, Construction Property, or Land Property, twenty percent (20%) of the face amount of such Eligible Notes, with the portion of the Borrowing Base attributable to such Eligible Notes not exceeding, in the aggregate, Two Million Dollars ($2,000,000.00) . (Underlying Property that is Construction Property may be included under this subsection (b) or the next subsection (c).)

     (c) Underlying Notes encumbered by Underlying Property that is Construction Property, the lesser of one hundred percent (100%) of the amounts loaned by Borrower on the Underlying Note or eighty percent (80%) of the appraised value of the Underlying Property. The portion of the Borrowing Base attributable to Construction Property under this subsection (c) may not exceed, in the aggregate, Ten Million Dollars ($10,000,000.00).

     (d) The maximum amount of any individual Eligible Note that may be added to
the  Borrowing   Base  is  limited  to  not  more  than  Five  Million   Dollars
($5,000,000.00).

     (e) No Eligible Note that is more than Ninety (90) days past the Eligible Note's maturity date may be included within the Borrowing Base.

     "Borrowing Base Certificate" means a certificate executed by Borrower, as set forth in Section 6.7 Financial Statements and Reports, in a form approved by Lender and including information such as the exact name of the maker of each Underlying Note, including the maker's address; the date of the funding of each Underlying Note or advance based upon the Underlying Note; the amount advanced by Lender on each Underlying Note; the identity, values, and the amount advanced by Lender on all Real Estate Owned; the Underlying Notes collateral value; and the current Loan-to-Value ratio of the Loan.

     "Collateral" shall have the meaning set forth in Section 3.1 Collateral.

     "Collateral Pool Report" means a report created by Borrower, as set forth in Section 6.7 Financial Statements and Reports, in a form approved by Lender and including the information set forth in section 6.7(e).

     "Commercial Property" means Underlying Property upon which there are existing improvements that are designed for and suited for commercial or business use and for which necessary or applicable land use or zoning approval has been obtained.

     "Construction Property" means Underlying Property for which the funds derived from the Underlying Note would be used to construct new improvements on the Underlying Property.

     "Effective Date" shall mean the date the parties intend this Loan Agreement to become binding and enforceable, which is the date stated in the introductory paragraph of this Loan Agreement.

     "Eligible Note" means an Underlying Note described on the most recent Borrowing Base Certificate delivered to Lender in accordance herewith and which at all times meets the following requirements:

          a. The Underlying Note is secured by an Underlying Deed of Trust which is in form and content acceptable to Lender in its sole and absolute discretion and which is otherwise sufficient to create a first priority lien in and to the Underlying Property described therein in favor of Borrower, subject only to Permitted Encumbrance; however, Lender shall also accept an Underlying Note where the Underlying Deed of Trust is in a second priority lien position so long as the Borrower also holds the first priority lien position on the Underlying Property, and the Loan-to-Value ratio from both liens is not more than 75%;

          b. Borrower has (i) collaterally assigned the Underlying Note as payable to the order of Lender, which endorsement shall be in the form attached hereto as Exhibit C;

          c. Borrower has collaterally assigned to Lender all rights as beneficiary or mortgagee under the Underlying Deed of Trust securing the Underlying Note together with all right, title and interest of Borrower in and to all other documents, instruments and agreements executed and delivered by the maker of the Underlying Note, which assignment shall be in the form attached hereto as Exhibit D;

          d. Borrower has delivered to Lender for all Underlying Notes where the Underlying Deed of Trust encumbers either Commercial Property or Construction Property for which 100% of the face value or 80% of the appraised value has been applied to the Borrowing Base, the original Underlying Note, the Assignment of the Underlying Note, the Assignment of Deed of Trust, and a copy of the recorded Underlying Deed of Trust, provided that Lender will not record an Assignment of Deed of Trust except in the case of an Event of Default pursuant to paragraph 7.1 or in the event that Lender has reasonable cause to believe it is justified in receiving notice of any possible claims or issues involving title to the Underlying Property and the applicable state does not provide for a "request for notice" or similar type document to be recorded;

          e. The loan represented by the Underlying Note must meet all applicable provisions and requirements set forth in the Borrower's written loan policy for underwriting loans secured by Commercial, Residential, Land or Construction Loans;

          f. No default in payment or performance by the maker under the Underlying Note, and no condition, which with notice, passage of time or both would constitute a default in payment or performance by the maker under the Underlying Note has occurred and is continuing under the Underlying Note, except that defaults are allowed under which Borrower in the ordinary course of business has imposed a default interest rate or an extension of time, or other classes or types of defaults for which Lender has consented to Borrower in writing;

          g. For an Underlying Note whose face amount is Two Hundred Fifty-Thousand Dollars ($250,000.00) or more, the Underlying Property has had an appraisal performed that supports the value assigned to the Underlying Property, and, in the case of Commercial Property, the appraisal has been submitted to the Lender's Appraisal Review Department (who may review the appraisal to assure compliance with requirements of the Financial Institution Reform Recovery and Enforcement Act and any other applicable laws, regulations, or standards). Lender may periodically provide Borrower with lists of appraisers from whom Lender will not accept appraisals, and the appraisal may be rejected on the basis of the identity of the appraiser; otherwise, Lender may not reject any appraisals based solely upon the identity of the appraiser;

          h. For an Underlying Note whose face amount is less than Two Hundred Fifty-Thousand Dollars ($250,000.00), the value assigned to the Underlying Property has been established by documentation that sets forth the square footage of any improvements to the Underlying Property and the acreage if the Underlying Property is Land Property, the tax-assessed value of the Underlying Property; and either (i) a sales price within the last six months of the Underlying Property, or (ii) documentation of two sales of comparable properties;

          i. The Underlying Property encumbered by the Underlying Deed of Trust accompanying the Underlying Note consists of Commercial Property, Construction Property, Residential Property, or Land Property (specifically, no recreation property is allowed); and

          j. Each of the representations and warranties of Borrower set forth in
     Section 5.13 Underlying Notes and Underlying Deeds of Trust, and Standards for Collateral Examination hereof with respect to the Underlying Notes and the Underlying Deeds of Trust is true and correct as of the date of the most recent Borrowing Base Certificate.

     "Environmental Condition" shall mean any condition involving or relating to Hazardous Materials and/or the environment affecting the Real Property, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Borrower or Lender by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Borrower's business and/or operations in the vicinity of the Real Property and/or any activity or operation formerly conducted by any person or entity on or off the Real Property.

     "Environmental Health and Safety Law" shall mean any legal requirement that requires or relates to:

          a. advising appropriate authorities, employees, or the public of intended or actual releases of Hazardous Materials, violations of discharge limits or other prohibitions, and of the commencement of activities, such as resource extraction or construction, that do or could have significant impact on the environment;

          b. preventing or reducing to acceptable levels the release of Hazardous Materials;

          c. reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes or Hazardous Materials that are generated or are present in the environment;

          d. assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

          e. protecting resources, species, or ecological amenities;

          f.  use,   generation,   storage,   transportation,   sale,  disposal,
     treatment, or transfer of Hazardous Materials or other potentially harmful substances;

          g. cleaning up Hazardous Materials that have been released, preventing the threat of release, and/or paying the costs of such clean up or prevention;

          h. conducting remedial investigations, feasibility studies, risk assessments, and any other such study or investigation as consistent with applicable state or federal law to characterize or examine the actual or potential release or presence of Hazardous Materials in the environment; or

          i. making responsible parties pay for damages done to the health of others or the environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "Event of Default" shall have the meaning set forth in Section 7.1 Events of Default.

     "Hazardous Materials" means (i) "hazardous waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart to such act; (ii) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart of such act; (iii) asbestos; (iv)
polychlorinated biphenyls; (v) underground or above ground storage tanks, whether empty or filled or partially filled with any substance; (vi) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (vii) any substance which under any federal, state, or local law, ordinance, rule or regulation requires special handling or notification in its collection, storage, treatment, transportation, use or disposal.

     "Land   Property"  means   Underlying   Property  on  which  no  structural
improvements  exist   (specifically   excluding  such   infrastructure  such  as
utilities, parking areas, or adjacent roads).

     "Lender" means Zions First National Bank, its successors, and assigns.

     "Loan" means the loan to be made pursuant to Section 2 Loan Description, in the maximum principal amount of the Loan Amount.

     "Loan  Agreement"  means  this  agreement,   together  with  any  exhibits,
amendments, addendums, and modifications.

     "Loan Amount" means the amount of up to Forty million dollars ($40,000,000.00), to be disbursed pursuant to the terms and conditions of this Loan Agreement, plus any sum in addition thereto advanced by Lender in its discretion in accordance with the Loan Documents.

     "Loan Availability Amount" means the lesser of (i) the Loan Amount or (ii) the Borrowing Base.

     "Loan Documents" means the Loan Agreement, Promissory Note, Guarantee, Security Documents, Acknowledgments, all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

     "Loan-to-Value Ratio" means the ratio of (i) the face amount of the Underlying Note (or, if the context requires, the aggregate of debt encumbering the Underlying Property) to (ii) the value of the Underlying Property.

     "Organizational Documents" means, in the case of Borrower as a corporation, its Articles or Certificate of Incorporation and By-Laws. For any other entity, the Organizational Documents shall consist of all documents of organization filed in the entity's state of creation, any operating agreements, governing articles, partnership agreements, a Trust Agreement or Declaration of Trust.

     "Permitted Encumbrances" means, with respect to any particular Underlying Deed of Trust, (a) any matters other than monetary liens set forth in the policy of title insurance issued to the beneficiary under the Underlying Deed of Trust insuring such beneficiary's interest in the Underlying Property, which are acceptable to Lender as of the date of the related Underlying Note, (b) the lien of current real property taxes and assessments not yet due and payable, (c) first priority liens as specifically allowed in this Agreement and (d) any other lien or encumbrance that Lender shall expressly approve in its sole and absolute discretion.

     "Promissory Note" means the promissory note to be executed by Borrower pursuant to Section 2.4 Promissory Note in the form of Exhibit A hereto, which is incorporated herein by reference, and any and all renewals, extensions, modifications, and replacements thereof.

     "Real Property" means any and all real property and improvements thereon, owned or leased by Borrower or in which Borrower has any other interest of any nature whatsoever.

     "Residential Property" means Underlying Property that has an existing improvement designed for residential use and is zoned or otherwise designated by the appropriate land use authority for residential use.

     "Security Documents" means all security agreements, assignments, pledges, financing statements, deeds of trust, mortgages, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the obligations created or contemplated by any of the Loan Documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

     "Underlying Deed of Trust" means a deed of trust or mortgage which creates a lien in favor of Borrower in and to the Underlying Property described therein and which secures the related Underlying Note.

     "Underlying   Documents"  means  the  Underlying  Deed  of  Trust  and  the
Underlying Note

     "Underlying Note" means a promissory note originally issued or subsequently assigned to Borrower, which is executed and delivered by an owner or purchaser of Underlying Property to evidence the owner's or purchaser's obligation to repay a loan made to such purchaser or owner and which is secured by an Underlying Deed of Trust.

     "Underlying Property" means the real property together with all buildings, fixtures, and improvements thereon; all waters and water rights on, relating, or appertaining thereto; all easements, licenses and rights of way relating or appertaining thereto; all rents, issues, royalties, income and profits; all awards made for taking by eminent domain or any proceeding or purchase in lieu thereof; the proceeds of any insurance; all tenements, hereditaments, rights, privileges, and appurtenances belonging or relating thereto or any improvements thereon; and including any of the foregoing now existing or created or arising in the future, if any, which are described in an Underlying Deed of Trust and which act as security for an Underlying Note.

2. Loan Description

2.1 Amount of Loan

     Upon fulfillment of all conditions precedent set forth in this Loan Agreement, and so long as no Event of Default exists, and no other breach has occurred under the Loan Documents, Lender agrees to loan Borrower up to, in the aggregate, the Loan Availability Amount.

2.2 Nature and Duration of Loan

     The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in the Promissory Note. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan Agreement and the Promissory Note. The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Section 4 Conditions to Loan
Disbursements have been fully satisfied, and shall terminate: (i) upon occurrence of an Event of Default or (ii) upon maturity of the Promissory Note, unless the Promissory Note is renewed or extended by Lender, in which case such termination shall occur upon the maturity of the final renewal or extension of the Promissory Note. Upon such termination, any and all amounts owing to Lender pursuant to the Promissory Note and this Loan Agreement shall thereupon be due and payable in full.

2.3 Redetermination of Borrowing Base

     Lender shall redetermine the Borrowing Base and the Loan Availability Amount at monthly meetings with Borrower (or more often as Lender may agree). Such meetings shall be scheduled to accommodate Lender's requirements as to time and place. Lender shall redetermine the Borrowing Base, and upon such redetermination, Borrower shall make any required payments to Lender pursuant to
Section 2.7 Prepayment of Principal to reduce the outstanding balance of the Loan to no more than the amounts permitted hereunder. Lender shall also make available as provided herein all advances under the Loan as supported by the redetermined Borrowing Base.

2.4 Promissory Note and Interest Rate

     The Loan shall be evidenced by the Promissory Note. The Promissory Note shall be executed by Borrower on the form as supplied by Lender, and such Promissory Note shall be delivered to Lender upon execution and delivery of this Loan Agreement.

     Interest shall accrue from the date of disbursement of the principal amount or portion thereof until paid, both before and after judgment, in accordance with the terms set forth herein. The interest rate on the Promissory Note will be subject to change from time to time based on changes in an independent index which is the 1 year LIBOR rate. Lender's LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender's LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender's LIBOR rate shall mean the rates per annum quoted by Lender as Lender's 1 year LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. The interest rate change will not occur more often than each year. Borrower understands that Lender may make loans based on other rates as well. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid balance of the Promissory Note will be a rate of 1.64 percentage points (1.64%) over the Index.

2.5 Notice and Manner of Borrowing

     Borrower shall be able to obtain advances under this Loan Agreement by setting up with Lender a loan sweep account using Lender's documentation (or in any other manner agreed to by Lender).

2.6 Fees

          a. Commitment Fee. Upon execution and delivery of this Loan Agreement, Borrower shall pay Lender a loan fee representing fourteen-and-a-half hundreths of one percent (0.145%) of the Loan Amount, which fee is Fifty-eight Thousand Dollars ($58,000.00), with a credit of Twenty-three thousand Dollars for prior commitment fees paid on prior loans, which shall make the Commitment Fee due Thirty-five thousand Dollars ($35,000.00). This Commitment Fee from Borrower is due upon entering this Loan Agreement, notwithstanding any other provision in this Loan Agreement, payment of this Commitment Fee is a condition precedent to any disbursements under the Loan, and Lender is under no obligation to make any advances until the Commitment Fee is paid. No portion of such fee shall be refunded in the event of early termination of this Loan Agreement or any termination or reduction of the right of Borrower to request advances under this Loan Agreement. The Commitment Fee may be paid through an advance on the Loan.

          b. Loan Fee. Borrower shall pay to Lender a fee for the Loan for so long as this Loan Agreement is in effect. The loan fee shall be amount equal to one-quarter of one percent (0.25%) per annum of the unused portion of the Loan, calculated on the average unused portion of the Loan for each calendar month. The loan fee shall be payable quarterly, in arrears, and shall be due upon receipt of a statement therefor from Lender.

2.7 Prepayment of Principal and Curtailments

          a. Discretionary. Borrower may prepay all or any portion of the principal amount of the Loan at any time without premium or penalty.

          b. Mandatory. In the event the aggregate outstanding principal balance of the Loan exceeds the Loan Availability Amount at any time, Borrower shall, unless Lender shall otherwise consent in writing, without notice or demand of any kind, immediately make such repayments of the Loan or take such other actions as shall be necessary to eliminate such excess.

3. Security for Loan

3.1 Collateral

     The Loan, Promissory Note, and all obligations of Borrower under the Loan Documents shall be secured by such collateral as is provided in the Security Documents (the "Collateral"), which shall include, without limitation, the following:

          a. The Underlying Notes.

          b. The Underlying Deeds of Trust.

     Lender will not record the Assignments of Deeds of Trust, except in the event of default pursuant to paragraph 7.1 or in the event that Lender has reasonable cause to believe it is justified in receiving notice of any possible claims or issues involving title to the Underlying Property and the applicable state does not provide for a "request for notice" or similar type document to be recorded.

3.2 Release of Collateral

     Borrower may request the release of an Underlying Note, whether or not the same is deemed at the time of such release to be an Eligible Note, and the release, reassignment, and/or reconveyance of any related Underlying Deed of Trust from the lien and encumbrance of the Security Documents from time to time, as well as the physical return of any such Underlying Note and related
Underlying Deed of Trust. Lender's obligation to release any such items of Collateral is subject to the following:

          a. Qualified Release. Lender shall release any Underlying Note and Underlying Deed of Trust if each of the following conditions precedent are satisfied:

               i. Borrower has notified Lender in writing of the requested release or has otherwise noted the need for the Qualified Release in the Borrowing Base Certificate;

               ii. Borrower has been paid all amounts due under the Underlying Documents; and

               iii.  Borrower agrees to make all payments  required  pursuant to
          Section 2.7(b) Prepayment of Principal - Mandatory after giving effect to such release.

          b. Discretionary Release. Collateral not eligible to be released pursuant to the conditions specified in subparagraph (a) above will be released upon such terms and conditions and for payment as determined by Lender in its sole and absolute discretion.

          c. Adjustment to Borrowing Base. Any Underlying Note released shall no longer be available for consideration as an Eligible Note and, if necessary, the Borrowing Base shall be immediately and automatically redetermined to reflect such release.

          d. Prompt Release. Lender shall make available to Borrower within 2 business days and upon notice from Borrower all Underlying Documents qualifying for release, together with all releases, assignments, and reconveyances necessary to effectuate the release.

4. Conditions to Loan Disbursements

4.1 Conditions to Loan Disbursements

     Lender's obligation to disburse any of the Loan is expressly subject to, and shall not arise until all of the conditions set forth below have been satisfied. All of the documents referred to below must be in a form and substance acceptable to Lender.

          a. Lender is allowed to perform an examination of the Collateral and the Borrowing Base, including any analysis of Borrower's lending practices and operations (in which Lender shall be able to exam any Underlying Documents and other documents as required by Lender in order to determine the initial Borrowing Base to Lender's satisfaction), and Borrower has satisfied any of Lender's concerns. The Parties acknowledge that Lender has performed an initial Collateral Examination prior to the execution of this Loan Agreement, and the representations and warranties in section 5.13 relating thereto (and to any subsequent Collateral Examination) must be correct. Lender may perform subsequent Collateral Examinations as Lender determines at its discretion.

          b. Borrower shall have paid the Commitment Fee.

          c. Borrower has complied with its obligations to deliver to Lender the Borrowing Base Certificate and the Collateral Pool Report and to present all required reporting under Section 6.7 Financial Statements and Reports.

          d.  The  Loan  must be used to pay  off  immediately  the  three-month
     Fifteen Million Dollar ($15,000,000.00) bridge loan that Lender has extended to Borrower, and no funds will be made available to Borrower under this Loan that would not allow the bridge loan to be paid in full from the funds of this Loan.

          e. All of the Loan Documents and all other documents contemplated to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

          f. All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and will have a priority acceptable to Lender.

          g. All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document have been performed.

          h. As of the date of disbursement of all or any portion of the Loan, the following shall be true and correct: (i) all representations and warranties made by Borrower and Guarantor in the Loan Documents are true and correct as of the date of such disbursement; and (ii) no Event of Default has occurred and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, except those defaults, such as instances where the Borrower in the ordinary course of business has granted extensions of time or imposed default rates of interest, as provided for in this Loan Agreement.

     All conditions precedent set forth in this Loan Agreement and any of the Loan Documents are for the sole benefit of Lender and may be waived unilaterally by Lender.

4.2 No Default, Adverse Change, False or Misleading Statement

     Lender's obligation to advance any funds at any time pursuant to this Loan Agreement and the Promissory Note shall, at Lender's sole discretion, terminate upon the occurrence of any Event of Default or upon the occurrence of any material adverse change in Borrower's or any Guarantor's organization or affairs or in any matter concerning which an agreement, covenant, representation, or warranty has been made herein, or upon the determination by Lender that any of Borrower's or any Guarantor's representations made in any of the Loan Documents were false or materially misleading when made.

5. Representations and Warranties

5.1 Organization and Qualification

     Borrower represents and warrants that it is a corporation duly incorporated and existing in good standing under the laws of the State of Utah, and that it is qualified and in good standing to do business in the State of Utah.

     Borrower represents and warrants that it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification.

     Borrower represents and warrants that it has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents.

     Borrower represents and warrants that it has delivered to Lender or Lender's counsel accurate and complete copies of Borrower's Organizational Documents which are operative and in effect as of the Effective Date.

5.2 Authorization

     Borrower represents and warrants that the execution, delivery, and performance by the respective entity of the Loan Documents has been duly authorized by all necessary action on the part of the Borrower and are not inconsistent with the Borrower's Organizational Documents or any operating agreement, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which the Borrower is a party or by which it is bound, and that upon execution and delivery thereof, the Loan Documents will constitute legal, valid, and binding agreements and obligations of the Borrower, enforceable in accordance with their respective terms.

5.3 No Governmental Approval Necessary

     Borrower represents and warrants that no consent by, approval of, giving of notice to, registration with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization is required for the Borrower's execution, delivery, or performance of the Loan Documents.

5.4 Accuracy of Financial Statements

     Borrower represents and warrants that all of its audited financial statements heretofore delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied and fully and fairly represent Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby.

     Borrower represents and warrants that all of its unaudited financial statements heretofore delivered to Lender fully and fairly represent the Borrowing entity's financial condition as of the date thereof and the results of the Borrowing entity's operations for the period or periods covered thereby and are consistent with other financial statements previously delivered to Lender.

     Borrower represents and warrants that since the dates of the most recent audited and unaudited financial statements delivered to Lender, there has been no material adverse change in its financial condition.

     Borrower represents and warrants that all of its pro forma financial statements heretofore delivered to Lender have been prepared consistently with the Borrower's actual financial statements and fully and fairly represent the Borrower's anticipated financial condition and the anticipated results of the Borrower's operation for the period or periods covered thereby.

5.5 No Pending or Threatened Litigation

     Borrower represents and warrants that except as Lender has been otherwise advised in writing, together with an analysis by Borrower's counsel, there are no actions, suits, or proceedings pending or, to Borrower's knowledge, threatened against or affecting the Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a material adverse effect on the Borrower's financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents. Lender has been advised in writing of pending litigation and proceedings through delivery of Security National Financial Corporation's Form 10-K for the year 2006.

5.6 Full and Accurate Disclosure

     Borrower represents and warrants that this Loan Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other statements furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that materially and adversely affects, or is reasonably likely to materially and adversely affect, Borrower's business, operations, properties, prospects, profits, condition (financial or otherwise), or ability to perform its obligations under this Loan Agreement, the Promissory Note, the Security Documents, or any other agreement, document, obligation, or transaction contemplated by this Loan Agreement.

5.7 Compliance with ERISA

     Borrower represents and warrants that Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and the regulations and published interpretations thereunder. Neither a Reportable Event as set forth in
Section 4043 of ERISA or the regulations thereunder ("Reportable Event") nor a prohibited transaction as set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any employee benefit plan established, maintained, or to which contributions have been made by Borrower or any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA ("ERISA Affiliate") for its employees which is covered by Title I or Title IV of ERISA ("Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated which is subject to Title IV of ERISA; no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from any Plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate ("Multi-employer Plan"); Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets equals or exceeds the present value of all vested benefits under or all claims reasonably anticipated against each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder and the applicable statements of the Financial Accounting Standards Board ("FASB") for calculating the potential liability of Borrower or any ERISA Affiliate under any Plan; neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC (except payment of premiums, which is current) under ERISA.

     Borrower, each ERISA Affiliate and each group health plan (as defined in ERISA Section 733) sponsored by Borrower and each ERISA Affiliate, or in which Borrower or any ERISA Affiliate is a participating employer, are in compliance with, have satisfied and continue to satisfy (to the extent applicable) all requirements for continuation of group health coverage under Section 4980B of the Internal Revenue Code and Sections 601 et seq. of ERISA, and are in compliance with, have satisfied and continue to satisfy Part 7 of ERISA and all corresponding and similar state laws relating to portability, access and renewability of group health benefits and other requirements included in Part 7.

5.8 Compliance with USA Patriot Act

     Borrower represents and warrants that it is not subject to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower.

5.9 Compliance with All Other Applicable Law

     Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower's business or the ownership of its properties, which may have a material impact or effect upon the conduct of Borrower's business or the ownership of its properties, including, but not limited to, compliance by Borrower, with respect to the origination of each Underlying Note and associated loan and transaction, with the Federal Truth-in-Lending Act and any state counterpart or similar law; the Equal Credit Opportunity Act and Federal Reserve Board Regulation B; the Fair Credit Reporting Act; the Federal Trade Commission Act; the FTC Credit Practices Trade Regulation Rule; the FTC Trade Regulation Rule Concerning the Preservation of Consumers' Claims and Defenses; the Real Estate Settlement Procedures Act and any state counterpart or similar law; state adaptations of, or analogies to, any title or chapter of the Federal Consumer Credit Protection Act; state laws proscribing unfair and/or deceptive acts or practices; state laws regulating consumer sales practices; state co-signer laws, and any other applicable consumer credit, consumer protection and insurance laws, rules and regulations. To the extent that the loan evidenced by an Underlying Note was serviced by Borrower prior to the date hereof, it was serviced by Borrower in compliance with all such applicable consumer credit, consumer protection, debt collection, insurance and other laws, rules and regulations.

5.10 Environmental Representations and Warranties

     Borrower represents and warrants that no Hazardous Materials are now located on, in, or under the Real Property, nor is there any Environmental Condition on, in, or under the Real Property and neither Borrower nor, to Borrower's knowledge, after due inquiry and investigation, any other person has ever caused or permitted any Hazardous Materials to be placed, held, used, stored, released, generated, located or disposed of on, in or under the Real Property, or any part thereof, nor caused or allowed an Environmental Condition to exist on, in or under the Real Property, except in the ordinary course of Borrower's business under conditions that are generally recognized to be appropriate and safe and that are in strict compliance with all applicable Environmental Health and Safety Laws. Borrower further represents and warrants that no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials and/or an Environmental Condition is proposed, threatened, anticipated or in existence with respect to the Real Property.

5.11 Operation of Business

     Borrower represents and warrants that Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing. The foregoing shall include, but not be limited to, a representation and warranty by Borrower that it has obtained, and at all relevant times has possessed and maintained, all necessary licenses and/or approvals (including, as applicable, finance company licenses) in all jurisdictions in which the ownership or lease of property or the conduct of Borrower's business (including the extension of credit or origination of loans to third parties) requires such licenses and/or approvals.

5.12 Payment of Taxes

     Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on Borrower's assets, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

5.13 Underlying Notes, Underlying Deeds of Trust, and Standards for Collateral Examination

     Borrower represents and warrants to Lender that for those Underlying Notes and Underlying Deeds of Trust, if any, presented for the initial or subsequent Collateral Examinations, or in the Borrowing Base Certificate or the Collateral Pool Report, the following will be true:

          a. Schedule of Underlying Notes and Underlying Deeds of Trust. The information concerning each Underlying Note and each Underlying Deed of Trust set forth in any list or schedule of Underlying Notes and Underlying Deeds of Trust provided to Lender for the Collateral Examination, Borrowing Base Certificate, or Collateral Pool Report will be true and correct as of the date presented. The information concerning the payment history of any Underlying Note provided to Lender by Borrower will be true and correct in all material respects.

          b. Enforceability.
          The Underlying Documents are genuine and represent the legal, valid and binding obligation of the relevant maker of an Underlying Note and trustor of an Underlying Deed of Trust (as applicable, "Obligor"), enforceable against such Obligor in accordance with their terms except as such enforcement may be limited by fraudulent conveyance, moratorium, bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Lender may review any of the forms of Underlying Documents employed by Borrower and may, at its discretion, require reasonable revisions or adjustments to such forms, or, in the alternative, require an opinion by legal counsel suitable to Lender that such forms are enforceable, in compliance with applicable laws, requirements, and other regulations, and will work for the purposes of this Loan Agreement. No
     Underlying Document has been satisfied, subordinated, assigned or rescinded, in whole or in part, or altered, waived, canceled or modified in any material respect that is not reflected in a writing also presented to Lender with such Document, nor, to Borrower's knowledge.

          c. No Encumbrances; Liens.

               i. Each of the Underlying Documents is free and clear of all encumbrances, except for Permitted Encumbrances. Borrower is the sole owner of the right to receive all principal, interest, and other amounts required to be paid to the holder under each Underlying Note. Borrower is the sole owner and beneficiary of each Underlying Deed of Trust. Borrower has the full right and authority, subject to no interest or participation of, or agreement with, any third party, to sell, transfer and assign the Underlying Documents pursuant to this Loan Agreement.

               ii. The security interest granted by the relevant Obligor in each Underlying Property is and shall remain, as of the date hereof, a valid, perfected security interest. No broker or other individual or entity is entitled to any unpaid commission or other compensation with respect to any Underlying Document.

          d. Condemnation;
               Casualty Loss. To Borrower's knowledge, there is no pending or threatened condemnation proceeding or similar proceedings affecting any Underlying Property or any part of any Underlying Property which could have a material adverse effect upon such interest in the Underlying Property. To Borrower's knowledge, there has been no uninsured destruction or loss of any Underlying Property. Each Underlying Property which contains any improvements thereon is insured by a fire and extended perils insurance policy, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to such Underlying Property; each Underlying Property is covered by comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; each Underlying Property is also covered by flood insurance if necessary if located in a flood zone; to Borrower's knowledge, all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require at least ten (10) days' prior written notice to Borrower of termination or cancellation, and no such notice has been received by Borrower with respect to any Underlying Properties; such insurance names the beneficiary under the Underlying Deeds of Trust as a named or additional insured under a standard mortgage endorsement; each related Underlying Note or Underlying Deed of Trust obligates Obligor thereunder to maintain all such insurance and, at such Obligor's failure to do so, authorizes the lender or beneficiary thereunder, as applicable, to maintain such insurance at Obligor's cost and expense and to seek reimbursement therefor from such Obligor.

               e. Guarantees.
               No notice to or consent of any guarantor under any guarantee related to the Underlying Documents is required to consummate the transactions contemplated herein or, except as may be required by applicable law, to proceed against the Underlying Property or any such guarantor in an event of default under the Underlying Documents.

               f. Underlying Documents.
               Before or at any disbursement under the Loan, Borrower shall deliver to Lender the original or copies of the original Underlying Documents assigned to Lender, as required by this Agreement. Each Underlying Note that is delivered to Lender is the only original of such Underlying Note (or if a copy is delivered to Lender, there is only one original that is retained by Borrower). The Underlying Documents are the only documents executed by Borrower and Obligor with respect to the Underlying Property covered thereby. The entire agreement between Borrower and each Obligor is contained in the Underlying Documents and any additional documents executed by such Obligor and made available to Lender and there are no warranties, agreements or options related thereto that are not set forth therein. Other than such documents, there are no agreements with respect to the Underlying Property between Borrower and any Obligor.

g. No Defenses. No Obligor has asserted in writing to Borrower nor, to Borrower's knowledge, does any Obligor have any basis to assert, any defense, right of rescission, counterclaim or set off to its obligations under any Underlying Document.

               h. Security Interests.

                    i. Borrower has taken all actions and precautions with respect to the Underlying Notes secured by Underlying Property that a reasonably prudent lender would take to protect and preserve the security interest therein, including filing for record with all appropriate governmental entities in all jurisdictions in which the related Underlying Deed of Trust is required to be filed and recorded to create a valid, binding and enforceable lien on the related Underlying Property, and each Underlying Deed of Trust creates a valid, binding and enforceable lien in the related Underlying Property (except as such enforcement may be limited by fraudulent conveyance, moratorium, bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    ii. No Underlying Note is cross-collateralized with any other loan or extension of credit that is not also an Underlying Note

                    iii. Each  Underlying  Note  is  a  whole  loan  and  not  a
                         participation    certificate    or   subject   to   any
                         participation interest except as Lender may consent.

          i. Taxes. To Borrower's knowledge, there are no delinquent taxes, ground rents, water or sewer charges, assessments or other outstanding charges payable to a governmental entity affecting any Underlying Property.

          j. Environmental Laws.
          To Borrower's knowledge, neither the current condition nor use of any Underlying Property violates any Environmental Health and Safety Laws or could reasonably be expected to result in the owner or occupant of the Underlying Property incurring material liability under any Environmental Health and Safety Laws. To Borrower's knowledge, no material amount of Hazardous Materials have been disposed of or identified on, under or at any Underlying Property. To Borrower's knowledge, there is no remediation in progress on any Underlying Property nor is there any pending or in-progress remediation disclosed or identified in any environmental report or analysis performed in connection with any Underlying Property or necessary to comply with any Environmental Health and Safety Laws.

     k. Underlying Documents.

          i. To Borrower's knowledge, no Obligor under any Underlying Document is involved in bankruptcy or other similar proceeding, and no bankruptcy, insolvency or other similar proceeding is pending or contemplated by or against any Obligor.

          ii. Each Underlying Document arose out of and constitutes a bona fide business transaction entered into in the ordinary course of Borrower's business.

          iii. All principal, interest and any other amounts due under each Underlying Note are payable in United States dollars in regularly scheduled installments as set forth in the Underlying Note.

          l. Use of Underlying Property.

          i. To Borrower's knowledge, with respect to each Underlying Note, the related Underlying Property is being used for the purpose set forth in the related loan application or loan commitment or such other documentation as Borrower may have required in connection with the origination of the Underlying Note.

          ii. To Borrower's knowledge, and in reliance on any applicable policy of title insurance, survey and other certificates, instruments and reports issued by governmental officials or other independent third parties relating to the Underlying Property and such
               Obligor:

                    (1) the related Underlying Property is in compliance with, and is used and occupied in accordance with, all material contractual obligations and restrictive covenants applicable to such Underlying Property, and in material compliance with all applicable laws;

                    (2) Obligor is in possession of, and in compliance with, all material licenses, permits, franchises and certificates and other governmental authorizations (including but not limited to certificates of occupancy) necessary or required by applicable law for the use, occupancy, development, construction, repair, or improvement of such Underlying Property, and the Underlying Property is lawfully occupied under applicable law; and all such material licenses, permits and other authorizations are valid and in full force and effect; and

                    (3) no improvement located on the Underlying Property is in violation of any applicable zoning law or regulation.

          iii. Borrower has not received notification from any governmental entity that the Underlying Property is in non-compliance with any laws or regulations, or is being used, operated or occupied unlawfully.

m. Title Insurance.

          i. Borrower has, with respect to each Underlying Deed of Trust presented in the Collateral Examination, a Borrowing Base Certificate, or a Collateral Pool Report, a valid and enforceable ALTA (or state equivalent where ALTA is not available) lender's policy of title insurance which (a) has been issued by and is a binding obligation of a title insurer in the jurisdiction where the related Underlying Property is located in connection with such Underlying Deed of Trust in an amount not less than the original principal amount secured by such Underlying Deed of Trust, (b) is presently in full force and effect, (c) with respect to which all premiums have been paid in full and (d) insures Borrower, and its successors and assigns (as limited by applicable law), that the Underlying Deed of Trust relating thereto is a valid lien on the related Underlying Property therein described and that the related Underlying Property is otherwise free and clear of all encumbrances and liens having priority over the lien of the Underlying Deed of Trust, subject only to Permitted Encumbrances (each such policy is referred to in this Section 5.13 as a "Title Policy").

          ii. To Borrower's knowledge, there is no reason Lender will not be able to obtain an endorsement of the Title Policies in Lender's name. Any additional costs and premiums associated with such endorsements shall be at Lender's expense.

     n. Review and Delivery of Underlying Documents. Borrower will provide Lender, if requested, the opportunity to review all of Borrower's books and records relating to each Underlying Document, including, without limitation, all files, payment histories, credit reports and other documentation relating to each Underlying Document. Borrower will provide to Lender copies of any such documentation requested by Lender, including, without limitation, correspondence to or from any Obligor relating to any Underlying Document.

     o. Litigation. There is no action, suit, legal or arbitration proceeding or administrative proceeding or investigation pending to which Borrower is a party or, to Borrower's knowledge, threatened against Borrower relating to or affecting any Underlying Document, Obligor or Underlying Property. To Borrower's knowledge, there is no action, suit, legal or arbitration proceeding or administrative proceeding or investigation pending or threatened against any person other than Borrower relating to or affecting any Underlying Document, Obligor or Underlying Property.

     p. Compliance With Laws.

          i. Each Underlying Document has been originated and serviced in compliance with all applicable laws and regulations. Borrower has not received any written notice of violation of any law or regulation relating to any of the Underlying Documents or the ownership or operation thereof.

          ii. Borrower is not subject to any judgment, writ, decree, injunction or order of any federal, foreign, state or local court or governmental entity relating to the acquisition, collection, administration or enforcement of any Underlying Note or the foreclosure, acquisition or disposition of any Underlying
               Property or, in each case, any transactions or activities incidental thereto.

     q. No Change.

          i. Since the date of origination of each Underlying Note, Borrower has administered and serviced each Underlying Note in the ordinary course of its business, consistent with past practices, and has not (i) amended, modified or waived any provision of, or extended, renewed, supplemented, reduced, subordinated, or terminated the term of, or anticipated the payments under or accepted the surrender of, any Underlying Note, except that the Parties acknowledge and recognize that Borrower will issue extensions of time for up to 12 months in the ordinary course of business and will also impose default rates of interests as responses to some defaults, (ii) disposed of any Underlying Note,
               (iii) commenced or initiated any lawsuit, action or proceeding with respect to any Underlying Note except in the ordinary and usual course of business or (iv) taken possession of, or caused any other person to take possession of, any Underlying Property or other collateral securing a related Underlying Note, other than insurance proceeds, except for those properties that qualify as Real Estate Owned.

          ii. Since the date of origination of each Underlying Note, Borrower has not through its action or inaction created any encumbrances on any Underlying Property.

     r. Confirmation of Representations and Warranties. Borrower's delivery of each Borrowing Base Certificate under this Loan Agreement shall constitute Borrower's confirmation that each of the representations and warranties made pursuant to this Section 5.13 are true and correct with respect to the Underlying Notes described in such Borrowing Base Certificate as of the date thereof.

6. Borrower's Covenants

     Borrower makes the following agreements and covenants, which shall continue so long as this Loan Agreement is in effect and so long as Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan Agreement.

6.1 Use of Proceeds

     Borrower shall use the proceeds of the Loan solely for the purposes identified to Lender in applying for the Loan.

     Borrower shall not, directly or indirectly, use any of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any person or entity for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors, or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or by any of the rules and regulations respecting the extension of credit promulgated thereunder.

6.2 Continued Compliance with ERISA

     Borrower  covenants  that, with respect to all Plans (as defined in Section
5.7 Compliance with ERISA) which Borrower or any ERISA Affiliate currently maintains or to which Borrower or any ERISA Affiliate is a sponsoring or participating employer, fiduciary, party in interest or disqualified person or which Borrower or any ERISA Affiliate may hereafter adopt, Borrower and each ERISA Affiliate shall continue to comply with all applicable provisions of the Internal Revenue Code and ERISA and with all representations made in Section 5.7 Compliance with ERISA, including, without limitation, conformance with all notice and reporting requirements, funding standards, prohibited transaction rules, multi-employer plan rules, necessary reserve requirements, and health care continuation, coverage and portability requirements.

6.3 Compliance with USA Patriot Act

     Borrower shall (a) not be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, and (b) provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.4 Continued Compliance with Applicable Law

     Borrower shall conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.

6.5 Amendment or Change of Organizational Documents

     In the event of an alteration of Borrower's Organizational Documents, Borrower shall provide to Lender, within a reasonable time after the same has been adopted by Borrower, the revised Organizational Documents.

6.6 Payment of Taxes and Obligations

     Borrower shall pay when due all taxes, assessments, and governmental charges and levies on Borrower's assets, business, and income, and all material obligations of Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

6.7 Financial Statements and Reports

     Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request. Audited financial statements and reports shall be prepared in accordance with generally accepted accounting principles (GAAP) or in accordance with statutory accounting principles (SAP) as designated (or if not designated, as Lender shall require, and if Lender has not designated the requirement, as is appropriate to the context) and shall fully and fairly represent Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby. Unaudited financial statements and reports shall fully and fairly represent Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender and compliant with GAAP or SAP as designated by Lender.

     Until requested otherwise by Lender, Borrower shall provide the following financial statements and reports to Lender:

          a. Annual audited financial statements with an unqualified opinion for each fiscal year of Borrower from an independent accounting firm and in a form acceptable to Lender and compliant with SAP, to be delivered to Lender within one hundred sixty (160) days of the end of the fiscal year. Borrower shall also submit to Lender copies of any management letters or other reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

          b. Quarterly financial statements for each fiscal quarter prepared by Borrower, statements to be compliant with both GAAP and SAP, in forms acceptable to Lender, to be delivered to Lender within sixty (60) days of the end of the quarter. The quarterly financial statements shall include a certification by the chief financial officer or chief executive officer of Borrower that the quarterly financial statements fully and fairly represent Borrower's financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

          c. Within fifteen (15) days of the end of each fiscal quarter, Borrower shall submit to Lender a compliance certificate in a form acceptable to Lender certifying that Borrower is in compliance with all terms and conditions of this Loan Agreement, including compliance with the financial covenants provided in Section 6.14 Financial Covenants. The compliance certificate shall include the data and calculations supporting all financial covenants, whether in compliance or not, and shall be signed by the chief executive officer or chief financial officer of Borrower.

          d. Borrower shall submit to Lender on a monthly basis (or more frequently if requested by Lender) within fifteen (15) days of the end of each month a Borrowing Base Certificate in a form provided by or acceptable to Lender demonstrating that the outstanding balance on the Loan is in compliance with the terms and conditions of this Loan Agreement. Such Borrowing Base Certificate must contain at a minimum the following details for each loan in the Borrowing Base where the Underlying Property is Commercial Property::

          i.   The exact name and address of the maker of each Underlying Note;

          ii.  The funding date of the Underlying Note;

          iii. The original face amount of the Underlying Note and the current outstanding amount under the loan represented by the Underlying Note;

          iv.  The  Loan-to-Value   ratio  of  each  loan  in  relation  to  the
               Underlying Property;

          v.   The maturity date of the Underlying Note; and

          vi.  Any delinquency or charge-off information on the Underlying Note.

     The  Borrowing  Base  Certificate  shall also  contain  for all  Underlying
Property that is also Commercial Property a description both by individual property and in the aggregate of the collateral value of the Underlying Property; the amount entered into the Collateral Pool, and an aging status of the Underlying Notes.

     Where the Underlying Property is Residential, Construction, or Land Property, the Borrowing Base Certificate must contain at a minimum a summary of outstanding principal balance of the Underlying Notes, a summary of the Loan-to-Value ratios of all Underlying Notes to the value of the Underlying Property, and a summary of delinquency and charge-off information on the Underlying Notes.

          e. Borrower shall submit to Lender on a quarterly basis (or more frequently if requested by Lender) within fifteen days of the end of each quarter a Collateral Pool Report in a form provided by or acceptable to Lender demonstrating that the outstanding balance on the Loan is in compliance with the terms and conditions of this Loan Agreement. Such Collateral Pool Report shall contain at a minimum the following:

          i.   The exact name and address of the maker of each Underlying Note;

          ii.  The funding date of the Underlying Note;

          iii. The original face amount of the Underlying Note and the current outstanding amount under the loan represented by the Underlying Note;

          iv.  The  Loan-to-Value   ratio  of  each  loan  in  relation  to  the
               Underlying Property;

          v.   The maturity date of the Underlying Note; and

          vi.  Any delinquency or charge-off information on the Underlying Note.

     The Collateral Pool Report shall also contain for all Underlying Property a description both by individual property and in the aggregate of the collateral value of the Underlying Property (using appraised values for Commercial Property) and an aging status of the Underlying Notes.

6.8 Depository Relationship

     Borrower shall use its best efforts to move at least one of its (or an affiliate's) significant depository bank accounts to Lender within 12 months from the date of this Loan Agreement, so long as Lender is able to provide the services required by Borrower for any such accounts.

6.9 Insurance

     Borrower shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

6.10 Inspection

     Borrower shall at any reasonable time and from time to time permit Lender or any representative of Lender to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the properties and assets of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of Borrower's officers and directors and with Borrower's independent accountants.

6.11 Operation of Business

     Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business and Borrower shall not violate any valid rights of others with respect to any of the foregoing. Borrower shall continue to engage in a business of the same general type as now conducted.

6.12 Maintenance of Records and Properties

     Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Borrower. Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.13 Notice of Claims

     Borrower shall promptly notify Lender in writing of all actions, suits or proceedings filed or threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a material adverse effect on Borrower's financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents.

6.14 Environmental Covenants

     Borrower covenants that it will:

          a. Not permit the presence, use, disposal, storage or release of any Hazardous Materials on, in, or under the Real Property, except in the ordinary course of Borrower's business under conditions that are generally recognized to be appropriate and safe and that are in strict compliance with all applicable Environmental Health and Safety Laws.

          b. Not permit any substance, activity or Environmental Condition on, in, under or affecting the Real Property which is in violation of any Environmental Health and Safety Laws.

          c. Comply with the provisions of all Environmental Health and Safety Laws.

          d. Notify Lender immediately of any discharge of Hazardous Materials, Environmental Condition, or environmental complaint or notice received from any governmental agency or any other party.

          e. Upon any discharge of Hazardous Materials or upon the occurrence of any Environmental Condition, immediately contain and remove the same in strict compliance with all Environmental Health and Safety Laws, promptly pay any fine or penalty assessed in connection therewith, and immediately notify Lender of such events.

          f. Permit Lender to inspect the Real Property for Hazardous Materials and Environmental Conditions, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto.

          g. Immediately advise Lender of any additional, supplemental, new, or other information concerning any Hazardous Materials or Environmental Conditions relating to the Real Property.

6.15 Financial Covenants

     Except as otherwise provided herein, each of the accounting terms used in this Section 6.14 Financial Covenants shall have the meanings used in accordance with generally accepted accounting principles consistent with those used in preparation of the financial statements of Borrower submitted to Lender.

          a. Risk-Based Capital Ratio. Borrower shall maintain a Risk-Based Capital Ratio greater than or equal to 300% based upon and in accordance with current period NAIC guidelines. The Risk-Based Capital Ratio calculation, with accompanying detail, will be prepared by Borrower and provided to Lender with Borrower's annual financial statements.

          b. Net Income. Net Income as measured annually will be One Million Dollars ($1,000,000.00) measured on a GAAP basis.

6.16 Mergers, Consolidations, and Purchase and Sale of Assets

     Borrower shall not wind up, liquidate, or dissolve itself; or reorganize, merge, or consolidate with or into any other entity without the consent of Lender, which shall not be unreasonably withheld; or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity.

6.17 No Forgiveness of Amounts Owing or Release of Liens

     Borrower shall not, without Lender's prior written consent, forgive any amounts owing to Borrower under any Underlying Note or release, in whole or in part, the lien and encumbrance of any Underlying Deed of Trust; provided, however, that (i) the lien and encumbrance of an Underlying Deed of Trust may be released upon satisfaction of the conditions set forth in Section 3.2 Release of Collateral; and (ii) Borrower may also in the course of ordinary business forgive up to 30 days' of interest on any Underlying Note.

7. Default

7.1 Events of Default

     Time is of the essence of this Loan Agreement. The occurrence of any of the following events shall constitute a default under this Loan Agreement and under the Loan Documents and shall be termed an "Event of Default":

          a. Borrower fails in the payment or performance of any obligation, covenant, agreement, or liability created by any of the Loan Documents.

          b. Any representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, is materially false or materially misleading.

          c. Default occurs or Borrower fails to comply with any term in any of the Loan Documents.

          d. Guarantor fails to perform any of its obligations or covenants in the Guarantee or this Loan Agreement or is otherwise in default of with any provisions of the Guarantee or the Loan Agreement.

          e. Borrower is dissolved or substantially ceases business operations.

          f. A receiver, trustee, or custodian is appointed for any part of Borrower's property, or any part of Borrower's property is assigned for the benefit of creditors.

          g. Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

          h. Any judgment or regulatory fine is entered against Borrower which may materially affect Borrower's ability to perform under this Agreement.

          i. Borrower becomes insolvent or fails to pay its debts as they mature.

          j. Any material adverse change occurs in Borrower's condition or any event occurs which may cause a material adverse change in Borrower's condition.

          k. Any of the foregoing events occur concerning any Guarantor.

7.2 No Waiver of Event of Default

     No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

8. Remedies

8.1 Remedies upon Event of Default

     Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the obligations due or to become due from Borrower to Lender, whether arising under this Loan Agreement, the Promissory Note, the Security Documents or otherwise, at the option of Lender and without notice to Borrower of the exercise of such option, shall accelerate and become at once due and payable in full, and Lender shall have all rights and remedies created by or arising from the Loan Documents, and all other rights and remedies existing at law, in equity, or by statute.

     Lender shall have the immediate remedy to take all its assignments of any Underlying Deeds of Trust and to record such Assignments and to collect all payments under the Underlying Documents.

8.2 Rights and Remedies Cumulative

     The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein or hereafter existing at law, in equity, or by statute. Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

8.3 No Waiver of Rights

     No delay or omission in the exercise or pursuance by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

9. General Provisions

9.1 Governing Agreement

     In the event of conflict or inconsistency between this Loan Agreement and the other Loan Documents, excluding the Promissory Note, the terms, provisions and intent of this Loan Agreement shall govern.

9.2 Borrower's Obligations Cumulative

     Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

9.3 Payment of Expenses and Attorney's Fees

     In the event of a dispute regarding this Agreement or any part of the documentation of this Loan, the prevailing party shall be awarded reasonable attorney fees and costs in prosecuting or defending the claims involved in such dispute. Upon occurrence of an Event of Default, Borrower agrees to pay all costs and expenses, including reasonable attorney fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, the Loan Documents, and any other rights and remedies.

     Borrower agrees to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, Guarantor, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

9.4 Right to Perform for Borrower

     Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other obligation of Borrower under this Loan Agreement or under the Security Documents.

9.5 Assignability

     Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer is void.

     Lender may assign or transfer any of the Loan Documents. Funding of this Loan may be provided by an affiliate of Lender.

9.6 Third Party Beneficiaries

     The Loan Documents are made for the sole and exclusive benefit of Borrower, Lender and Guarantor and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

9.7 Governing Law

     The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that any such document expressly provides otherwise.

9.8 Severability of Invalid Provisions

     Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9 Interpretation of Loan Agreement

     The article and section headings in this Loan Agreement are inserted for convenience only and shall not be considered part of the Loan Agreement nor be used in its interpretation.

     All references in this Loan Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

9.10 Survival and Binding Effect of Representations, Warranties, and Covenants

     All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan Agreement and shall continue in effect so long as any obligation to Lender contemplated by this Loan Agreement is outstanding and unpaid, notwithstanding any termination of this Loan Agreement. All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower. All agreements, representations, warranties, and covenants in this Loan Agreement shall bind the party making the same, its successors and, in Lender's case, assigns, and all rights and remedies in this Loan Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and, in Lender's case, assigns.

9.11 Indemnification

     Borrower shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Borrower or by Lender in good faith of any of the Loan Documents, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender.

9.12 Environmental Indemnification

     Borrower shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses arising from or related in any manner, directly or indirectly, to (i) Hazardous Materials located on, in, or under the Real Property; (ii) any Environmental Condition on, in, or under the Real Property; (iii) violation of or non-compliance with any Environmental Health and Safety Law; (iv) any breach or violation of Section
5.10 Environmental Representations and Warranties and/or Section 6.14 Environmental Covenants; and/or (v) any activity or omission, whether occurring on or off the Real Property, whether prior to or during the term of the loans secured hereby, and whether by Borrower or any other person or entity, relating to Hazardous Materials or an Environmental Condition. The indemnification obligations of Borrower under this Section shall survive any reconveyance, release, or foreclosure of the Real Property, any transfer in lieu of foreclosure, and satisfaction of the obligations secured hereby.

9.13 Interest on Expenses and Indemnification, Collateral, Order of Application

     All expenses, out-of-pocket costs, attorneys fees and legal expenses, amounts advanced in performance of obligations of Borrower, and indemnification amounts owing by Borrower to Lender under or pursuant to this Loan Agreement, the Promissory Note, and/or any Security Documents shall be due and payable upon demand. If not paid upon demand, all such obligations shall bear interest at the default rate provided in the Promissory Note from the date of disbursement until paid to Lender, both before and after judgment. Lender is authorized to disburse funds under the Promissory Note for payment of all such obligations.

     Payment of all such obligations shall be secured by the Collateral and by the Security Documents.

     All payments and recoveries shall be applied to payment of the foregoing obligations, the Promissory Note, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender. Unless provided otherwise in the Promissory Note, payments on the Promissory Note shall be applied first to accrued interest and the remainder, if any, to principal.

9.14 Limitation of Consequential Damages

     Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower or any Guarantor for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

9.15 Waiver and Release of Claims

     Borrower (i) represents that it has no current knowledge of any defenses to or setoffs against any indebtedness or other obligations owing to Lender or its affiliates (the "Obligations"), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations. This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or its affiliates.

9.16 Revival Clause

     If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower or Guarantor should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender's counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower and Guarantor, and each of them, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

9.17 Arbitration

ARBITRATION DISCLOSURES:

          i. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

          ii. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

          iii. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

          iv. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

          v. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

          vi. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

          a. Any claim or controversy ("Dispute") between or among the parties and their employees, agents, affiliates, and assigns, including, but not limited to, Disputes arising out of or relating to the Loan, the Collateral, the Loan Documents, Section 9.7 Governing Law, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Agreements"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Loan Agreement or Related Agreements. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties.

          b. The arbitration proceedings shall be conducted in a city mutually agreed by the parties. Absent such an agreement, arbitration will be conducted in Salt Lake City, Utah or such other place as may be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this Loan Agreement, this arbitration clause, or Related Agreements, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any
     Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (i) consolidate in a single arbitration proceeding any other claim arising out of the same transaction involving another party that is substantially related to the Dispute where that other party to that transaction that is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral and (ii) consolidate or administer multiple arbitration claims or controversies as a class action in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

          c. The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)'
     fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

          d. Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed four million dollars ($4,000,000.00); if the award exceeds that limit, any party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

          e. No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (i) judicially or non-judicially foreclose against any real or personal property collateral or other security; (ii) exercise self-help remedies, including but not limited to repossession and setoff rights; or (iii) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or after initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator. If any party desires to arbitrate a Dispute asserted against such party in a complaint, counterclaim, cross-claim, or third-party complaint thereto, or in an answer or other reply to any such pleading, such party must make an appropriate motion to the trial court seeking to compel arbitration, which motion must be filed with the court within forty-five (45) days of service of the pleading, or amendment thereto, setting forth such Dispute. If arbitration is compelled after commencement of litigation of a Dispute, the party obtaining an order compelling arbitration shall commence arbitration and pay the Administrator's filing fees and costs within forty-five (45) days of entry of such order.

          f. Notwithstanding the applicability of any other law to this Loan Agreement, the arbitration clause, or Related Agreements between or among the parties, the Federal Arbitration Act, 9 U.S.C. ss. 1 et. seq., shall apply to the construction and interpretation of this arbitration clause. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

9.18 Consent to Utah Jurisdiction and Exclusive Jurisdiction of Utah Courts

     Borrower and Guarantor acknowledge that by execution and delivery of the Loan Documents Borrower and Guarantor have transacted business in the State of Utah and Borrower and Guarantor voluntarily submit to, consent to, and waive any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from the Loan Documents and/or the transactions contemplated thereby. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS ABOVE, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

9.19 Joint and Several Liability

     Borrower and Guarantor shall each be jointly and severally liable for all obligations and liabilities arising under the Loan Documents.

9.20 Notices

     All notices or demands by any party to this Loan Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated herein or to such other addresses as Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         Mailing addresses:

         Lender:
                  Zions First National Bank
                  Commercial Loan Center
                  310 South Main Street, Suite 1400
                  Salt Lake City, Utah  84101
                  Attention:  Todd Harris

         Borrower:

                  Security National Life Insurance Company
                  5300 South 360 West
                  Salt Lake City, Utah  84123
                  Attention:  Scott M. Quist

9.21 Duplicate Originals

     Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument.

9.22 Disclosure of Financial and Other Information

     Borrower and Guarantor hereby consent to Lender disclosing to any other lender who may participate in the Loan any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan, Borrower, and Guarantor.

9.23 Integrated Agreement and Subsequent Amendment

     The Loan Documents constitute the entire agreement between Lender, Borrower and Guarantor, and may not be altered or amended except by written agreement signed by Lender, Borrower, and, if applicable, Guarantor. PURSUANT TO UTAH CODE
SECTION 25-5-4, BORROWER AND GUARANTOR ARE NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER, BORROWER AND GUARANTOR AND
THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

     All prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Loan Agreement to be duly executed and delivered as of the date first above written.

                                     Lender:

                                     Zions First National Bank



                                     By:  s/s Todd Harris
                                          ---------------
                                          Todd Harris
                                          Vice President



                                     Borrower:

                                     Security National Life Insurance Company


                                     By:  s/s Scott M. Quist
                                          -------------------
                                          Scott M. Quist
                                          President


                                     Guarantor:

                                     Security National Financial Corporation


                                     By: s/s Scott M. Quist
                                         ------------------
                                         Scott M. Quist
                                         President